Exhibit 10.1
THIRD AMENDMENT TO THE
EMPLOYMENT AGREEMENT
     THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (“Third Amendment”), between United Rentals, Inc. (the “Company”) and Michael J. Kneeland (the “Executive”), is entered into on this 13th day of March, 2009.
RECITALS:
     WHEREAS, the parties entered into an Employment Agreement on August 22, 2008, which was subsequently amended on December 30, 2008 and January 15, 2009 (collectively the “Employment Agreement”);
     WHEREAS, the Employment Agreement provides for a certain Restricted Stock Unit Grant as described within Section 3(c) of the Employment Agreement;
     WHEREAS, the Company and Executive desire to replace the Restricted Stock Unit Grant with an estimated equivalent-value grant of Stock Options so as to align the form of grant with the form of long-term incentive awards being given in 2009 to the Company’s other officers and employees;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:
1.	Section 3(c) is deleted from the Employment Agreement and replaced in its entirety as follows:

3(c) Stock Option Grant. Effective on the date of this Third Amendment, the Company shall award to Executive a grant of 160,000 Stock Options in accordance with and subject to the provisions of the United Rentals, Inc. 2001 Comprehensive Stock Plan, as it may be amended from time to time, and subject to the terms and conditions of the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”).

2.	All references to “RSU Agreement” in Section 7(r) of the Employment Agreement shall be deleted and replaced with the term “Stock Option Agreement.”

3.	This Amendment is entirely consensual and is being entered into by both parties only after review and agreement by their respective counsel. For avoidance of doubt, the replacement of the Restricted Stock Unit Grant with the grant of Stock Options pursuant to this Third Amendment shall not constitute Good Reason under Section 4(f)(ii) of the Employment Agreement.
     The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Third Amendment, all as of the date and year first written above.

	UNITED RENTALS, INC.	EXECUTIVE:

By:	/s/ Jonathan Gottsegen	/s/ Michael J. Kneeland
Name:	Jonathan Gottsegen	MICHAEL J. KNEELAND
Title:	Senior Vice President, General Counsel and Corporate Secretary